Exhibit 99.1

Idaho Strategic to Advance Diamond Creek Rare Earth Project, Expands Gold Production into Klondike w/Additional High-Grade Intercepts – Closes $2.7m Oversubscribed Placement

COEUR D'ALENE, Idaho, February 9, 2022 (ACCESSWIRE) – Idaho Strategic Resources, Inc. (OTCQB: NJMC) (“IDR”, “Idaho Strategic” or the “Company”) is pleased to announce that its latest high-grade intercepts from the Klondike surface drill program solidified the decision to expand underground development into the Klondike Shoot of the Golden Chest Mine. Concurrent with the decision to expand into the Klondike, Idaho Strategic is also announcing the closing of a modest, oversubscribed private placement to aid in pulling forward the Klondike development schedule and to advance the Company’s Diamond Creek Rare Earth Element project.

Idaho Strategic has already budgeted and set aside roughly $1,000,000 for its 2022 Diamond Creek Rare Earth Element drill program, which is expected to begin mid-summer. A portion of the funds from this private placement will be used to enhance the original Diamond Creek drill program. The Company also plans to follow up and verify historic sampling and geologic work reported by the Department of Energy (DOE), Unites States Geologic Survey (USGS) and previous owners of the property. Idaho Strategic spent the last year developing the 2022 Diamond Creek drill program based on geologic mapping, sampling and data obtained from numerous historic sources including handwritten journals and conversations with geologists familiar with the property.

Funds from the private placement will also be used to expand the underground workings at the Company’s Golden Chest Mine. “We are excited about the recent discovery of the Klondike Zone revealed by our Klondike core drilling program because it is close to our existing underground workings and the presence of higher-grade veins within the wider mineralized zone”, stated Grant Brackebusch, IDR’s Vice President of Operations. “For example, a vein intercept in GC 21-207 that assayed 11.8 g/t gold over 1.9 meters is approximately 60 meters from the face of an existing crosscut on the 941 Level. We are making plans to drive a drift from the 941 Level to intercept this vein and to define its dimensions as a future production area.”

The Company’s 2021 underground gold production came solely from the Skookum Shoot area of the mine while drill testing of the Paymaster Shoot to the south of the Skookum, and the Klondike Shoot to the north were underway (Figure 1). The successful results of the Company’s

2021 drill program (see January 13th, 2022, press release titled ‘Idaho Strategic Drills 16.4 g/t gold over 1.2 m in Paymaster – Provides Highlights of 2021 Golden Chest Production Expansion Drill Program’) supports production potential from both the Klondike and Paymaster Shoots. The Company has purchased equipment, hired additional underground development miners and plans to expand underground production from the Skookum Shoot while simultaneously conducting development (to be followed by production later this year) into the Klondike Shoot.

IDR’s CEO John Swallow adds, “It is an exciting time for our folks when their hard work pays off and the plan comes together. This is the next step in adding successive production from the Skookum, Klondike, and Paymaster Shoots (see Figure 2). While we have 6+ months of development ahead of us, making this ‘production expansion decision’ moves us 2/3rds of the way toward our goal of 20,000 ounces of annual gold production from the Golden Chest. As seasoned operators we understand there are no guarantees in mining, however the drill results are very impressive, the confidence of our team is palpable, and motivation across the company is high. Once again it is evident that our measured and targeted approach to gold production continues to pay off for our stakeholders.”

The Company's latest drill results come from the Klondike Shoots’ drillhole GC 21-210. This drillhole was started late in 2021 and completed in January 2022; and marks the second core hole drilled from the second Klondike pad. So far, all the Klondike drill holes have been extraordinary for their sizable (50+ meters) intervals of unbroken lower-grade gold mineralization, enveloping higher-grade gold banded veins.

The intervals below are reported in drill thickness, since vein orientations have yet to be determined, and in grams of gold per tonne (g/t).

GC 21-210

●0.74 g/t gold over 51.6 meters (m) from 185.1m to 236.7m including the following higher-grade intervals:

○2.11 g/t gold over 6.1 m from 196.2 to 202.3 m

○1.68 g/t gold over 3.1 m from 209.0 to 212.4 m

○4.67 g/t gold over1.1 m from 198.9 to 202.3 m

●14.0 g/t gold over 0.7 m from 249.3 to 250.0 m

●31.7 g/t gold over 0.8 m from 272.2 to 273.0 m

GC 21-210 was designed to intercept the same vein package encountered in GC 21-209, only 44 meters down-dip.  Much like drillhole GC21-209, GC 21-210 saw the widespread continuous low-grade gold mineralization, over 51.6 m, with high-grade gold veins as anchors (Figure 2). Some examples of these high-grade gold vein anchors in the Klondike area are: 793 g/t Au over 0.1 m in hole GC 21-208;  15.5 g/t Au over 1.0 m in GC21-209; and  29.2 g/t Au over 0.8 m also from hole GC 21-209. These widespread areas of gold mineralization show strong silicification and hornfels alteration, which points toward a substantial and deep-rooted mineralizing system.

IDR's Vice President of Exploration, Rob Morgan commented, “Many of these thick intercepts of gold mineralization in the Klondike display intense alterations indicative of large-scale deep plumbing, which we believe may lead to new areas of additional gold mineralization. The choice of the Klondike over the Paymaster came down to economics and proximity. We are also looking forward to advancing the Paymaster as those future plans come together.”

On February 9, 2022, the Company closed subscriptions of US $2,700,000 to its non-brokered private placement (the “Private Placement”) with seven investors.  The Private Placement consisted of shares issued at US $7.50 per common share of restricted stock.  No warrants were issued in connection with the Private Placement.

Looking East
Conceptual Klondike Workings
Klondike Pit
Idaho Pit
Conceptual Paymaster Workings
Katie-Dora
Klondike
Golden Chest
Skookum
Paymaster
Joe Dandy
Legend
Ore Shoot
South Portal
Drill Intercepts
Conceptual Workings
Active Workings
200 meters

Figure 1

Looking
NE
IDAHO STRATEGIC
RESOURCES, INC.
GC 21-203
GC 21-205
GC 21-208
GC 21-207
GC 21-204
GC 21-210
GC 21-209
Historic
Workings
Conceptual
Underground
GC 21-210
Widespread Gold Mineralization:
0.74 g/t gold over 51.6 meters
(185.1 – 236.7m)
including
2.11 g/t gold over 6.1 meters
(196.2 - 202.3m)
4.67 g/t gold over 1.1 meters
(198.9 – 202.3m)
And
High-Grade Vein Anchors:
14.0 g/t gold over 0.7 meters
(249.3 – 250.0m)
And
31.7 g/t gold over 0.8 meters
(272.2 – 273.0m)
Legend
DDH Assays: Au (g/t)
8
2
0.5
Widespread Gold
Mineralization
Klondike Ore Shoot
Existing Workings
100 meters

Figure 2

Qualified person

NJMC's Vice President of Exploration, Robert John Morgan, PG, PLS is a qualified person as such term is defined in National Instrument 43-101 and has reviewed and approved the technical information and data included in this press release.

About Idaho Strategic Resources, Inc.

Domiciled in Idaho and headquartered in the Panhandle of northern Idaho, Idaho Strategic Resources (IDR) is one of the few resource-based companies (public or private) possessing the combination of officially recognized U.S. domestic rare earth element properties (in Idaho) and Idaho-based gold production located in an established mining community.

Idaho Strategic Resources produces gold at the Golden Chest Mine located in the Murray Gold Belt (MGB) area of the world-class Coeur d’Alene Mining District, north of the prolific Silver Valley. With over 7,000 acres of patented and unpatented land, the Company has the largest private land position in the area following its consolidation of the Murray Gold Belt for the first time in over 100-years.

In addition to gold and gold production, the Company maintains an important strategic presence in the U.S. Critical Minerals sector, specifically focused on the more “at-risk” Rare Earth Elements (REE’s). The Company’s Diamond Creek and Roberts REE properties are included the U.S. national REE inventory as listed in USGS, IGS and DOE publications. Both projects are located in central Idaho and participating in the USGS Earth MRI program.

With an impressive mix of experience and dedication, the folks at IDR maintain a long-standing “We Live Here” approach to corporate culture, land management, and historic preservation. Furthermore, it is our belief that successful operations begin with the heightened responsibility that only local oversight and a community mindset can provide. Its “everyone goes home at night” policy would not be possible without the multi-generational base of local exploration, drilling, mining, milling, and business professionals that reside in and near the communities of the Silver Valley and North Idaho.

For more information on Idaho Strategic Resources go to www.idahostrategic.com or call:

Monique Hayes, Corporate Secretary/Investor Relations

Email: monique@idahostrategic.com

(208) 625-9001

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such statements are based on good faith assumptions that Idaho Strategic Resources believes are reasonable, but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected, or implied by such forward-looking statements. Such factors include, among others: the risk that the Company’s Rare Earth Elements projects are not advanced, the risk that the Company’s Rare Earth Element drill program does not return favorable results, the risk that the Klondike Shoot does not go into production, the risk that mineral production from the Klondike Shoot is not economic, the impact of supply chain risks and expanding needs of operations as inventory increases; an increased risk associated with production activities occurring without completion of a feasibility study of mineral reserves demonstrating economic and technical viability; environmental hazards, industrial accidents, weather or geologically related conditions; changes in the market prices of gold and silver and the potential impact on revenues from changes in the market price of gold and cash costs; a sustained lower price environment; risks relating to widespread epidemics or pandemic outbreaks including the COVID-19 pandemic; the potential impact of COVID-19 on our workforce, suppliers and other essential resources, including our ability to access goods and supplies, the ability to transport our products and maintain employee productivity; the risks in connection with the operations, cash flow and results of the Company relating to the unknown duration and impact of the COVID-19 pandemic; as well as other uncertainties and risk factors. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Idaho Strategic Resources disclaims any intent or obligation to update publicly such forward-looking statements, whether a result of new information, future events or otherwise.